UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2011
APACHE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-4300 (Commission File Number)	41-0747868 (I.R.S. Employer Identification No.)
2000 Post Oak Boulevard
Suite 100
Houston, Texas 77056-4400
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 296-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Apache Corporation (the “Company”) reported in a Current Report on Form 8-K filed on February 25, 2011, that Mr. John A. Crum, the Company’s co-chief operating officer and president — North America, had provided notice of his intention to resign from the Company effective March 7, 2011. The Company is furnishing this amendment to describe the material terms of an agreement entered into between the Company and Mr. Crum concerning his resignation.
On March 4, 2011, the Company and Mr. Crum entered into a resignation agreement (the “Resignation Agreement”) effective March 7, 2011. Pursuant to the terms of the Resignation Agreement, the Company agreed that 9,375 restricted stock units (RSU) initially granted to Mr. Crum on February 12, 2009, would vest under the following schedule: 3,125 RSUs on February 12, 2012; 3,125 RSUs on February 13, 2013, and 3,125 RSUs on February 14, 2014. The remaining unvested 28,125 RSUs granted to Mr. Crum on February 12, 2009, were cancelled on March 7, 2011. In connection with the foregoing, on March 4, 2011, Mr. Crum entered into an Amendment to the Restricted Stock Unit Agreement effective March 7, 2011, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Under the terms of the Resignation Agreement, Mr. Crum generally is subject to certain confidentiality, no disparagement, and non-disclosure provisions for a two-year period. He is obligated to assist the Company in any legal action related to events that occurred while he was employed at Apache. Mr. Crum also agreed to release the Company from liability stemming from the time he served as an employee of the Company for various claims, including, but not limited to any local, state or federal law, regulation or ordinance; any public policy, contract, tort, or common law claim; and any and all claims Mr. Crum may have arising as the result of any alleged breach of any express or implied employment contract. The Resignation Agreement also provides that Mr. Crum will be entitled to indemnification against all losses and expenses related to claims arising out of his service as an employee of the Company to the extent permitted by the Company’s bylaws or insurance contracts. Furthermore, Mr. Crum has agreed that for a three-year period he will not directly or indirectly solicit any Company employee for employment elsewhere and to cause any Company with which he serves as an officer, director or employee not to hire any person who was employed at Apache at the time of his resignation unless such solicitation has been consented to in writing by the head of human resources of the Company.
The foregoing description of the Resignation Agreement is a summary only and is qualified in its entirety by reference to the Resignation Agreement which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

10.1	Amendment to Restricted Stock Unit Agreement dated as of March 4, 2011, between John A. Crum and Apache Corporation

10.2	Resignation Agreement dated as of March 4, 2011 between John A. Crum and Apache Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION
Date: March 8, 2011	/s/ Thomas P. Chambers
Thomas P. Chambers
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amendment to Restricted Stock Unit Agreement dated as of March 4, 2011, between John A. Crum and Apache Corporation

10.2	Resignation Agreement dated as of March 4, 2011 between John A. Crum and Apache Corporation